Contact:        Marissa Vidaurri, Investor Relations, (512) 683-6873

National Instruments Reports Preliminary Revenue Estimate of $288 Million for Q1 2016
Weakness Seen in Industrial Economy and Wireless Supply Chain

AUSTIN, Texas – April 4, 2016 – National Instruments (Nasdaq: NATI) today announced that its preliminary estimate for revenue in the first quarter of 2016 is $288 million, essentially flat year-over-year in U.S. dollar terms with core revenue up approximately 4 percent year-over-year. This preliminary GAAP revenue estimate is $2 million below the low end of the guidance the company provided on January 28, 2016.  The company’s definition of core revenue is GAAP revenue excluding the impact of NI’s largest customer and the impact of foreign currency exchange. A reconciliation of GAAP revenue to core revenue is included with this news release.

On our earnings call in January, we anticipated an improvement in our year-over-year revenue growth in Q1. Unfortunately, we saw further weakness in the industrial economy with Q1 having the lowest Global PMI in three years.  Additionally, we saw a marked slow-down in our semiconductor accounts that are part of the wireless supply chain. The weakness during the quarter was most pronounced in the Americas with revenue down approximately 5 percent year-over-year while in EMEIA revenues were down approximately 2 percent year-over-year.  Revenue growth in Asia was strong at approximately 8 percent year-over-year.

“While it is clear that the industrial economy, especially in the U.S., experienced a slowdown in Q1, we believe the diversity of our business and the solid execution of our sales force allowed us to continue to gain market share,” said James Truchard, NI president, co-founder and CEO. “Going forward, we plan to be very disciplined in managing our expenses, while working to ensure that our highly differentiated platform and broad ecosystem continues to help engineers and scientists address their test, measurement and control needs.”

NI currently expects that GAAP fully diluted earnings per share (EPS) will be in the range of $0.06 to $0.07 per share for Q1 with non-GAAP fully diluted EPS to be in the range of $0.14 to $0.15 per share.

With $333M in cash and cash equivalents at the end of December, the company’s balance sheet continues to be very strong.

“In light of the uncertain outlook for the industrial economy, we plan to leverage the strategic investments we have already made, while managing expenses carefully,” said Alex Davern, NI COO and CFO. “Looking forward we will be focused on driving operating leverage while gaining market share through our differentiated platform.”

The company will provide final results and detailed guidance for Q2 2016 in its Q1 2016 earnings conference call on April 28, 2016, at 4:00 p.m. CST.

Conference Call Information and Availability of Presentation Materials
Interested parties can listen to the Q1 2016 preliminary earnings conference call with NI management today, April 4, at 4:00 p.m. CT at ni.com/call. Replay information is available by calling (855) 859-2056, confirmation code 84533078 shortly after the call through April 7, at 11:00 p.m. CT, or by visiting the company’s website at ni.com/call. Presentation materials referred to on the conference call can also be found at ni.com/nati.

Non-GAAP Presentation

In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its preliminary estimates of GAAP and non-GAAP fully diluted EPS for Q1 2016.

When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related transaction costs, restructuring charges, and foreign exchange loss on acquisitions. Specifically, management uses non-GAAP measures to plan and forecast future periods; to establish operational goals; to compare with its business plan and individual operating budgets; to measure management performance for the purposes of executive compensation, including payments to be made under bonus plans; to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals; to allocate resources; and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release also discloses the company’s preliminary estimate of core revenue for the three-month period ending March 31, 2016. The company believes that including its core revenue assists investors in assessing the company’s operational performance. A reconciliation of GAAP revenue to core revenue is included with this news release.

Forward-Looking Statements
This release contains “forward-looking statements” including statements regarding our preliminary estimate for revenue in the first quarter of 2016 of $288 million, continuing to gain market share, that we plan to be very disciplined in managing our expenses, while working to ensure that our highly differentiated platform and broad ecosystem continues to help engineers and scientists address their test, measurement and control needs, that we expect that GAAP fully diluted earnings per share (EPS) will be in the range of $0.06 to $0.07 per share for Q1 with non-GAAP fully diluted EPS to be in the range of $0.14 to $0.15 per share, that we plan to leverage the strategic investments we have already made, while managing expenses carefully, and that we will be focused on driving operating leverage while gaining market share. These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, foreign exchange fluctuations, component shortages, delays in the release of new products, fluctuations in demand for NI products including orders from NI’s largest customer, the company’s ability to effectively manage its operating expenses, manufacturing inefficiencies and the level of capacity utilization, the impact of any recent or future acquisitions by NI, expense overruns, adverse effects of price changes, effective tax rates and any changes to our preliminary estimated financial results resulting from our quarterly financial closing procedures. Actual results may differ materially from the expected results.

The company directs readers to its Form 10-K for the year ended Dec. 31, 2015; and the other documents it files with the SEC for other risks associated with the company’s future performance.

About NI
Since 1976, NI (www.ni.com) has made it possible for engineers and scientists to solve the world’s greatest engineering challenges with powerful, flexible technology solutions that accelerate productivity and drive rapid innovation. Customers from a wide variety of industries – from healthcare to automotive and from consumer electronics to particle physics – use NI’s integrated hardware and software platform to improve the world we live in. (NATI-F)

Reconciliation of Preliminary GAAP Revenue to Preliminary Core Revenue (unaudited)

Three Months Ended
March 31,
2016
Preliminary YoY GAAP revenue growth	- 0.5%
Effect of excluding our current largest customer	-1.4%
YoY GAAP revenue growth, excluding our largest customer	-1.9%
Effect of excluding the impact of foreign currency exchange	5.7%
Preliminary YoY Core revenue growth	3.8%

Reconciliation of Preliminary GAAP Diluted EPS to Preliminary Non-GAAP Diluted EPS (unaudited)

	Three Months Ended
	March 31,
	2016
	Low	High
Preliminary GAAP diluted EPS	$0.06	$0.07
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS:
Impact of stock-based compensation, net of tax effect	0.04	0.04
Impact of amortization of acquisition intangibles, net of tax effect	0.03	0.03
Impact of acquisition restructuring costs, net of tax effect	0.01	0.01
Preliminary Non-GAAP diluted EPS	$0.14	$0.15